UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 7, 2015, Goodrich Petroleum Corporation (the “Company”) entered into separate, privately negotiated exchange agreements under which it will retire approximately $17.1 million in aggregate original principal amount of its outstanding 5.00% Convertible Senior Notes due 2032 (the “Existing Notes”) in exchange for its issuance of additional 5.00% Convertible Exchange Senior Notes due 2032 (the “New Notes”) in an aggregate original principal amount of approximately $8.5 million (collectively, the “Exchange Transactions”).

The New Notes will be the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future senior indebtedness. The New Notes will be effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets collateralizing such indebtedness. The New Notes will be guaranteed by the Company’s subsidiary, Goodrich Petroleum Company, L.L.C.

Following the Exchange Transactions, there will be a total of approximately $94.2 million aggregate original principal amount of Existing Notes remaining outstanding, with terms unchanged by the Exchange Transactions, and approximately $36 million in aggregate original principal amount of New Notes outstanding. The Exchange Transactions are expected to close on October 14, 2015, subject to customary closing conditions.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The New Notes and any shares of the Company’s common stock that may be issued upon conversion of the New Notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On October 7, 2015, the Company issued a press release announcing the Exchange Transactions. A copy of this press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued October 7, 2015.